UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2009 (December 10, 2009)

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-49736	23-2321079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Main Street, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

(717) 436-2144

(Registrant’s telephone number, including area code)

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As a service to its shareholders, First Community Financial Corporation (the “Corporation”), the holding company of The First National Bank of Mifflintown, will maintain on its website information provided by shareholders interested in selling some or all of their shares of Corporation common stock, as well as information related to historical prices of Corporation common stock. Such information will be updated on a monthly basis and include: (i) the names of shareholders interested in selling shares of Corporation common stock; (ii) the number of shares being offered; (iii) the asking price for such shares, if any; (iv) the trading range of Corporation common stock for the last four quarters; and (v) to the extent known to the Corporation, prices at which Corporation common stock has traded during the previous two (2) fiscal quarters.

The information can be found at the Company’s website at www.fnbmifflintown.com by clicking on the hypertext link labeled “Investor Relations” appearing at the bottom of the webpage, and first appeared on December 10, 2009. The letter to shareholders announcing the service is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Letter to shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST COMMUNITY FINANCIAL CORPORATION
(Registrant)

Dated: December 11, 2009	/S/ JODY D. GRAYBILL
Jody D. Graybill President

EXHIBIT INDEX

Exhibit No.	Description

Ex. – 99.1	Letter to shareholders